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                                                                   EXHIBIT 10.51

First Amendment and Waiver to Digital Sound Corporation
Credit Terms and Conditions

This First Amendment and Waiver ("Amendment") amends that certain Credit Terms and Conditions dated July 28, 1997 ("Agreement"), executed by Digital Sound Corporation in favor of Imperial Bank ("Bank") as follows:

The Bank hereby waives those covenant violations detailed in that letter from the Bank to the Borrower dated October 24, 1997.

Section B.5 is amended in its entirety to read as follows:

       5)   Financial Covenants.

     The covenants contained in a.,b.,c.,e. and f. below are to be measured beginning with the quarter ending December 31, 1997, and the covenant contained in d. below is to be measured on a monthly basis.

     a. Maintain on a quarterly basis a minimum tangible net worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, proprietary rights, leaseholds, organization expense and other similar intangible items, over its liabilities less subordinated debt) of not less than $18,000,000;

     b. maintain on a quarterly basis a ratio of total liabilities to tangible net worth of not greater than 1.50 to one;

     c. maintain on a quarterly basis net current assets (i.e., working capital) of not less than $10 ,000,000;

     d. maintain on a monthly basis liquidity of $5,000,000, defined as unencumbered demand deposit balances with Bank and investment grade securities beginning the earlier of Borrower's receipt of direct equity investments totaling $15,000,000 or December 31, 1997;

     e. maintain on a quarterly basis a quick ratio (defined as the ratio of cash plus cash equivalents plus accounts receivable to current liabilities) of not less than 1.50 to one; and

     f. not sustain a loss, as measured in accordance with generally accepted accounting principles, of more than $4,000,000 in any one fiscal quarter.

3.   The following new Section B.6(g) and new Section B.6(h) are hereby added to
Section 6 of the Agreement:

"(g).   As soon as available, and in any event within 15 days after the close of each month, a liquidity schedule and supporting month-end statements for all demand deposit accounts and investments as required under this Agreement."

"(h).   As soon as available, and in any event within 45 days after the end of each quarter of each fiscal year of Borrower, consolidating balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts, and a completed Compliance Certificate in the form of Schedule B.6.h attached hereto, including the calculations of the financial covenants, signed by the Chief Financial Officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed hereunder and that no event has occurred and no condition then exists which constitutes an Event of Default hereunder or would constitute such an Event of Default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof."

4. Section C.7 is amended by deleting the period from the end of the sentence and adding the following phrase thereto:

"and except for lease obligations incurred in conjunction with Borrower's Service Bureau Agreement with GTE Card Service Incorporated dated February 24, 1997, for which Borrower may incur lease obligations with annual rent payments of up to $400,000 per year."

5.   Except as provided above, the Agreement remains unchanged.
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6.   This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same Agreement.

7. This Amendment is effective as of October 30, 1997, and the parties hereby confirm that the Agreement as amended is in full force and effect.
Digital Sound Corporation "Borrower"


BY: /s/ B. Robert Suh

TITLE:  Vice President and CFO


Imperial Bank "Bank"


BY:  /s/ Clinton E. Anderson
Clinton E. Anderson, Assistant Vice President